Exhibit 10.2
CONSULTING AND NON-COMPETITION AGREEMENT
This Consulting Agreement (this “Agreement”) is entered into as of September 3, 2009 (the “Effective Date”), by and between Fibrocell Science, Inc., a Delaware corporation (the “Company”), and Dr. Robert Langer, PhD (the “Consultant”).
WHEREAS, the Company desires that the Consultant provide services to the Company as an independent contractor; and
WHEREAS, the Consultant desires to provide such services as an independent contractor; and
NOW, THEREFORE, in consideration of the mutual representations, promises and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:
1. Term of Agreement. The Company hereby engages the Consultant as a consultant, subject to the terms and conditions hereof, for the period commencing as of the Effective Date and ending on the last calendar day of the month in which the first anniversary of this Agreement occurs (the “Term”). Within thirty (30) days of the expiration of this Agreement, the Company shall review this Agreement, and either continues and extends this Agreement, terminate this Agreement, and/or offer the Consultant a different agreement. The Consultant will be notified of such action before the expiration of this Agreement. This Agreement shall remain in effect until so terminated and/ or modified by the Company. Failure of the Company to take any action within the said thirty-day time period shall be considered as an extension of this Agreement for an additional thirty-day period. The period during which the Consultant is performing services under this Agreement shall be referred to herein as the “Consulting Period.”
2. Consulting Services. During the Consulting Period, the Consultant shall perform consulting services for the Company and its subsidiaries. Such consulting services are anticipated to include serving as the Company’s Scientific Advisor. The Consultant will devote such business time as is necessary or desirable to accomplish his duties and responsibilities under this Agreement.
3. Independent Contractor.
(a) The Consultant shall perform the consulting services described in Section 2 as an independent contractor without the power to bind or represent the Company for any purpose whatsoever. Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint ventures, or either as agent of the other, or as employer and employee. The Consultant shall not present himself as an employee of the Company or any of its affiliates.

(b) The Consultant shall not be entitled to participate in any employee benefit plans maintained by on behalf of the Company or any of its affiliates during the Consulting Period. The Consultant hereby acknowledges his separate responsibility for all federal and state withholding taxes, Federal Insurance Contribution Act taxes, workers’ compensation and unemployment compensation taxes and business license fees, if applicable.
(c) Subject only to such specific limitations as are contained in this Agreement, the manner, means, details or methods by which the Consultant performs his obligations under this Agreement shall be solely within the discretion of the Consultant. The Company shall not have the authority to, nor shall it, supervise, direct or control the manner, means, details or methods utilized by the Consultant to perform his obligations under this Agreement and nothing in this Agreement shall be construed to grant the Company any such authority.
4. Compensation.
(a) Consulting Fee. In remuneration for the consulting services to be performed under this Agreement by the Consultant during the Consulting Period, the Consultant shall receive an annual consulting fee equal to fifty thousand dollars ($50,000) (the “Consulting Fee”), payable no less frequently than monthly in arrears.
5. Expenses. The Company shall pay or reimburse the Consultant for all reasonable expenses incurred by the Consultant in connection with the performance of his services under this Agreement including, without limitation, travel and lodging expenses, consistent with Company expense policies following receipt of appropriate documentation; provided, however, for all periods commencing as of the Effective Date the Company shall not provide, or reimburse the Consultant for, the use of an automobile or membership fees or dues payable in respect of the Consultant’s members in private clubs or professional associations or organizations.
6. Termination. During the Term, this Agreement and the Consulting Period may be terminated at any time by the Company or the Consultant upon 30 days’ prior written notice to the other party. In the event of the termination of this Agreement pursuant to this Section 7, the Company’s obligations under Section 4(a) shall cease, effective on the effective date of such termination.

7. Non-Competition. During the period of the Consultant’s services hereunder, the Consultant shall not, within any state or foreign jurisdiction in which the Company or any subsidiary of the Company is then providing services or products or marketing its services or products (or engaged in active discussions to provide such services), or within a 50-mile radius of any such state or foreign jurisdiction, directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business engaged in by the Company (unless the Board of Directors shall have authorized such activity and the Company shall have consented thereto in writing). The term “business engaged in by the Company” shall mean the development and commercialization of autologous fibroblast system technology for application in, among other therapies, dermatology, surgical and post-traumatic scarring, skin ulcers, cosmetic surgery, periodontal disease, reconstructive dentistry, vocal chord injuries, urinary incontinence, and digestive and gastroenterological disorders and other applications relating to the market for autologous fibroblast or UMC cells and the five derivative cell lines: osteoblast, chondroblast, fibroblast, adipocyte, and neuroectoderm. Investments in less than five percent of the outstanding securities of any class of a corporation subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, shall not be prohibited by this Section 8.
8. Confidential Information; Non-Solicitation. The parties hereto recognize that a major need of the Company is to preserve its specialized knowledge, trade secrets, and confidential information. The strength and good will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience with the activities undertaken by the Company and its subsidiaries. The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to the Company, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, and similar items of the Company and its subsidiaries. The Consultant acknowledges that the proprietary information, observations and data obtained by him while employed by the Company and during the Consulting Period concerning the business or affairs of the Company are the property of the Company. By reason of his having been a senior executive of the Company and through his providing services under this Agreement, the Consultant has or will have access to, and has obtained or will obtain, specialized knowledge, trade secrets and confidential information about the Company’s operations and the operations of its subsidiaries, which operations extend throughout the United States. For purposes of this Section 9, “the Company” shall mean the Company and each of its controlled subsidiaries. Therefore, the Consultant hereby agrees as follows, recognizing that the Company is relying on these agreements in entering into this Agreement:
(a) The Consultant will not use, disclose to others, or publish or otherwise make available to any other party any inventions or any confidential business information about the affairs of the Company, including but not limited to confidential information concerning the Company’s products. “Confidential Information” shall include commercial or trade secrets about Company’s products, methods, engineering designs and standards, analytical techniques, technical information, customer information, employee information, or financial and business records, any of which contains proprietary information created or acquired by the Company and which information is held in confidence by Company. Confidential Information does not include information which: (x) becomes generally available to the public, unless said Confidential Information was disclosed in violation of a confidentiality agreement; or (y) becomes available to the Consultant on a non-confidential basis from a source other than the Company or its agents, provided that such source is not bound by a confidentiality agreement with the Company.

(b) During the Term and for 12 months thereafter, the Consultant will not directly or indirectly through another entity (x) induce any employee of the Company to leave the Company’s employ (unless the Board of Directors shall have authorized such employment and the Company shall have consented thereto in writing) or in any way interfere with the relationship between the Company and any employee thereof or (y) tortiously interfere with the Company’s business relationship with any customer, supplier, licensee, licensor or other business relation of the Company.
9. Representations.
(a) The Consultant hereby represents and warrants to the Company that as of the Effective Date: (x) the execution, delivery and performance of this Agreement by the Consultant do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Consultant is a party or by which he is bound, and (y) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Consultant, enforceable in accordance with its terms. The Consultant hereby acknowledges and represents that he has consulted with legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.
(b) The Company hereby represents and warrants to the Consultant that (x) the execution, delivery and performance of this Agreement by the Company do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound; and (y) upon the execution and delivery of this Agreement by the Consultant, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

10. Indemnification. The Company will indemnify (and advance the costs of defense of) and hold harmless the Consultant (and his legal representatives) to the fullest extent permitted by the laws of the state in which the Company is incorporated, as in effect at the time of the subject act or omission, or by the Certificate of Incorporation and Bylaws of the Company, as in effect at such time or on the date of this Agreement, whichever affords greater protection to the Consultant, and the Consultant shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its executive officers and directors, against all judgments, damages, liabilities, costs, charges and expenses whatsoever incurred or sustained by him or his legal representative in connection with any action, suit or proceeding to which he (or his legal representatives or other successors) may be made a party by reason of his performing services under this Agreement or having been an officer or director of the Company or any of its subsidiaries except that the Company shall have no obligation to indemnify Consultant for liabilities resulting from conduct of the Consultant with respect to which a court of competent jurisdiction has made a final determination that Consultant committed gross negligence or willful misconduct to the extent such a determination was made by the court in determining liability.
11. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and supersedes any prior agreement or understanding, including without limitation the Employment Agreement, which is as of the Effective Date terminated and of no further legal force or effect, provided that the Company shall pay or provide the Consultant any accrued but unpaid compensation earned pursuant to the Employment Agreement through the Effective Date (such as accrued and unpaid salary) and the Employee’s vested benefits under Company employee benefit plans, programs, and policies other than equity or cash incentive programs, in each case in accordance with the terms of such plans, programs and policies and the Employment Agreement.
12. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the Consultant and by his personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees and by the Company and its respective successors and assigns.
13. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, when delivered by courier or overnight express service or five days after having been sent by certified or registered mail, postage prepaid, addressed (x) if to the Consultant, to the Consultant’s address set forth in the records of the Company, or if to the Company to Office of the General Counsel, Isolagen, Inc., 405 Eagleview Blvd., Exton, Pennsylvania 19341 or (y) to such other address as any party may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt thereof.

14. Governing Law. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Pennsylvania without regard to any conflict of laws principles.
15. Severability. In case any one or more of the provisions or part of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, nor shall such invalidity, illegality or unenforceability affect the validity, legality or enforceability of this Agreement or any provision or provisions hereof in any other jurisdiction; and this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, the Company and the Consultant each intend that the covenants contained in Sections 8 and 9 shall be deemed to be a series of separate covenants, one for each and every state of the United States and any foreign country set forth therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time, scope or area thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, scope or area, be enforced for such lesser period of time, scope or area as shall be deemed reasonable and not excessive by such court.
16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
17. Miscellaneous. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and executed by the Consultant and by a duly authorized officer of the Company. No waiver by any party hereto at any time of any breach by another party hereto of, or failure to comply with, any condition or provision of this Agreement to be performed or complied with by such other party shall be deemed a waiver of any similar or dissimilar conditions or provisions at the same or at any prior or subsequent time. Failure by the Consultant or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right which the Consultant or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision of or right under this Agreement.
* * * remainder of page intentionally left blank * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FIBROCELL SCIENCE, INC.
By:	/s/ Declan Daly
Title:

CONSULTANT
/s/ Dr. Robert Langer, PhD
DR. ROBERT LANGER, PhD